EXHIBIT 99.03


                                  INSTRUCTIONS

                          TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF

                        INTEGRATED HEALTH SERVICES, INC.
                    9 1/2% SENIOR SUBORDINATED NOTES DUE 2007


     To   Registered  Holder  and/or  Participant  of  the  Book-Entry  Transfer
Facility:

     The undersigned hereby acknowledges receipt of the Prospectus, dated , 1997 (the "Prospectus") of Integrated Health Services, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.


     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 9 1/2% Senior Subordinated Notes due 2007 (the "Old Notes") held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):


     $_______ of the 9 1/2% Senior Subordinated Notes due 2007


     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

       [ ] TO TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED, IF
          ANY): $___________

       [ ] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of ________ (FILL IN STATE),
(ii) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer Resale of New Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

       [  ]  Check  this  box  if  the  Beneficial  Owner  of  the  Notes  is  a
          Participating   Broker-Dealer  and  such  Participating  Broker-Dealer
          acquired the Old Notes for its own account as a result of market-making activities or other trading activities.

                                   SIGN HERE



Name of beneficial owner(s): ---------------------------------------------------

Signature(s): ------------------------------------------------------------------

Name (please print): -----------------------------------------------------------

Address: -----------------------------------------------------------------------

--------------------------------------------------------------------------------

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Telephone
number: ------------------------------------------------------------------------

Taxpayer Identification or Social Security Number: -----------------------------

Date: --------------------------------------------------------------------------